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                             AMENDMENT NO. 2 TO THE
                  AMENDED AND RESTATED JOINT SERVICES AGREEMENT

     This Amendment No. 2 to the Amended and Restated Joint Services Agreement between Cantor Fitzgerald, L.P., on behalf of itself and its direct and indirect, current and future, subsidiaries, other than eSpeed, Inc. and its direct and indirect, current and future, subsidiaries, and eSpeed, Inc., on behalf of itself and its direct and indirect, current and future subsidiaries, dated as of April 1, 2001 (the "JSA"), as amended by Amendment No.1, dated January 30, 2002, is made as of this 11th day of October 2002. Capitalized terms used herein and not defined herein shall have the meanings ascribed in the JSA.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the JSA, the eSpeed Parties and the Cantor Parties agreed, among other things, to collaborate in providing brokerage services to customers through the then existing Electronic Marketplaces, and in creating and developing Electronic Marketplaces for new Financial Products and other Products;

     WHEREAS, CFLP has formed CO2e.com, LLC, a Delaware limited liability company ("CO2e"), which engages in the business of sponsoring a real-time Electronic Emissions Marketplace (as defined below) and affiliated web portal, which may be accessed directly through fully electronic means or through brokers via telephone, in and through which buyers and sellers of GHG Emission Reduction Units (as defined below) may effect transactions in those GHG Emission Reduction Units;

     WHEREAS, in connection with the formation of CO2e, concurrently with the execution of this Amendment, eSpeed will enter into a Services Agreement with CO2e pursuant to which eSpeed will generally provide, among other things, the global technology infrastructure for the transaction elements of the Electronic Emissions Marketplace;

     WHEREAS, concurrently with the execution of this Amendment, CFLP will enter into an Administrative Services Agreement with CO2e pursuant to which CFLP will generally provide CO2e with certain services, including, without limitation, office space, personnel and corporate services, such as cash management, internal audit, facilities management, promotional sales and marketing, legal, payroll, benefits administration and other administrative services;

     WHEREAS, in accordance with the terms and conditions of the JSA, eSpeed's and CFLP's provision of services to CO2e is subject to the terms and conditions of the JSA; and

     WHEREAS, the parties to the JSA desire to amend the JSA to allow for such provision of services.

     NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Cantor Parties and the eSpeed Parties hereby agree as follows:


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     1.   Section 1 of the JSA hereby is amended to incorporate the following
Defined Terms in their appropriate alphabetical order:

          "CO2e" means CO2e.com, LLC and its subsidiaries.

          "Convention" means the United Nations Framework Convention on Climate Change.

          "Electronic Emissions Marketplace" means the marketplace and affiliated web portal sponsored by CO2e on or through which wholesale transactions in, and purchases and sales of, GHG Emission Reduction Units and derivatives thereof, including futures contracts and options on futures contracts involving GHG Emission Reduction Units (and related services) may be effected in whole or in part electronically.

          "Emissions Government Agency" means any national, international, federal, provincial, state, municipal, county, regional or local government or authority, and includes: (i) any department, commission, bureau, board, administrative agency or regulatory body of any government; (ii) an Emissions International Agency; (iii) any person or corporation acting as a Registrar in connection with a GHG Emission Reductions Registry; or (iv) any person or corporation acting as an agent for an Emissions Governmental Agency.

          "Emissions International Agency" means any international commission, bureau, board, administrative agency or regulatory body responsible for measures to achieve objectives of the Convention.

          "GHG Emissions" means carbon dioxide, methane, nitrous oxide, hydrofluorocarbons, perflurocarbons and any other gas substance that is the subject of the Convention and related protocols, treaties, agreements and instruments, or other gases, tradable renewable energy instruments, and other tradable environmental instruments subject to domestic, regional, or international regulation.

          "GHG Emission Reductions" means a reduction in GHG Emissions.

          "GHG Emission Reduction Units" means all rights, benefits, title and interest related, in whole or in part, to GHG Emission Reductions, or derivatives thereof, including futures contracts and options on futures contracts involving GHG Emission Reduction Units, whether in existence as of the date of this Agreement or arising in the future, without limitation: (i) any credit issued or granted by an Emissions Government Agency in connection with GHG Emission Reductions; (ii) any tradable allowance or allocated pollution right issued or granted in connection with GHG Emission Reductions; (iii) the sole right to claim credit in any reporting program established or maintained by any Emissions Government Agency for creation of GHG Emission Reductions;
          (iv) the sole right to bank GHG Emission Reductions in any registry system established or maintained by any Emissions Government Agency or non-governmental organization or entity (a "GHG Emission Reductions Registry"); (v) the sole right to any form of acknowledgment by an Emissions Governmental Agency that actions have been taken by a party or parties in connection with GHG Emission Reductions that result in the reduction, avoidance, sequestration or mitigation of GHG Emissions; (vi) the sole right to use GHG Emission


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          Reductions; (vii) the sole right to any form of acknowledgment by an
          Emissions Government Agency to claim reduction from an emissions baseline when that baseline can be used for establishing a tradable GHG Emission allowance allocation, and that beneficial ownership in this reduction, avoidance, sequestration or mitigation or related tradable allowances can be; (viii) banked for credit in the event of regulation requiring a party to reduce, avoid, compensate for or otherwise mitigate GHG Emissions; (ix) claimed by a party for credit against that party's compliance requirement; (x) put to any other sanctioned use; or (xi) transferred to another party for any reason;
          (xii) the sole right to any form of acknowledgment by an Emissions International Agency in respect of GHG Emission Reductions including that the GHG Emission Reductions constitute tradable emissions reduction units; and (xiii) the sole right to any offset of anthropogenic GHG Emissions caused wholly or in part by the GHG Emission Reductions.

          "TradeSpark" means TradeSpark, L.P.

     2. The following Defined Terms in Section 1 of the JSA hereby are amended and replaced in their entirety with the following:

          "Ancillary IT Services" means technology support services (other than in respect of the Electronic Energy Marketplace and the Electronic Emissions Marketplace), including, but not limited to, (i) systems administration, (ii) internal network support, (iii) support and procurement for desktops of Cantor Party end-user equipment, (iv) operations and disaster recovery services, (v) voice communications,
          (vi) support and development of systems for Clearance, Settlement and Fulfillment Services, (vii) systems support for Cantor Party brokers, and (viii) electronic applications systems and network support and development for Unrelated Dealer Businesses; provided that Ancillary IT Services does not include the provision of desktop hardware for use by Cantor Party employees.

          "Collaborative Marketplace" means an Electronic Marketplace that is operated by a Cantor Party and an eSpeed Party in collaboration pursuant to Section 3 of this Agreement. All Marketplaces shall be Collaborative Marketplaces, unless otherwise determined in accordance with this Agreement. In no event shall the Electronic Energy Marketplace, the Electronic Emissions Marketplace or a marketplace involved in a Gaming Business or an Unrelated Dealer Business be deemed to be a Collaborative Marketplace for purposes of this Agreement.

          "Electronic Marketplace" means a Marketplace on which transactions in, and purchases and sales of, Products may be effected in whole or in part electronically, but does not include a Marketplace that is merely electronically assisted, such as screen assisted open outcry. In no event shall the Electronic Energy Marketplace, the Electronic Emissions Marketplace or a marketplace involved in a Gaming Business or an Unrelated Dealer Business be deemed to be an Electronic Marketplace for purposes of this Agreement.

          "Financial Product" means any financial asset or financial instrument, any intangible commodity or any tangible fungible commodity, including, but not limited to, any security, futures contract, foreign exchange transaction, swap transaction, credit derivative, repurchase or reverse repurchase obligation, currency or swap (as currently


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          defined in the Federal Bankruptcy Code of 1978) or any option or derivative on any of the foregoing; provided that in no event shall
          (x) any Energy Product traded on the Electronic Energy Marketplace or any derivative thereof, including futures contracts and options on futures contracts involving Energy Products traded on the Electronic Energy Marketplace or (y) any GHG Emission Reduction Unit traded on the Electronic Emissions Marketplace or any derivative thereof, including futures contracts and options on futures contracts involving GHG Emission Reduction Units traded on the Electronic Emissions Marketplace, be considered a Financial Product, or (z) any product traded in a marketplace involving a Gaming Business or an Unrelated Dealer Business be considered a Financial Product.

          "Marketplace" means a marketplace operated or to be operated by the Cantor Parties and/or the eSpeed Parties in and through which buyers and sellers of a Product may effect transactions in the Product. In no event shall the Electronic Energy Marketplace, the Electronic Emissions Marketplace or a marketplace involved in a Gaming Business or an Unrelated Dealer Business be deemed to be a Marketplace for purposes of this Agreement.

          "Product" means any tangible or intangible asset or good, other than
          (x) an Energy Product traded on the Electronic Energy Marketplace or any derivative thereof, including futures contracts and options on futures contracts involving Energy Products traded on the Electronic Energy Marketplace, (y) a GHG Emission Reduction Unit traded on the Electronic Emissions Marketplace or any derivative thereof, including futures contracts and options on futures contracts involving GHG Emission Reduction Units traded on the Electronic Emissions Marketplace or (z) a product traded in a marketplace involving a Gaming Business or an Unrelated Dealer Business.

     3. Section 7(f) of the JSA hereby is amended and replaced in its entirety with the following:

          No eSpeed Party shall, directly, indirectly or in connection with a third Person, engage in any activities competitive with a business activity now or hereafter conducted by a Cantor Party or provide or assist any other Person in providing any Cantor Service, other than
          (i) in collaboration with a Cantor Party pursuant to Section 3 of this Agreement, (ii) with respect to a new Marketplace involving a Financial Product, after CFLP (x) has indicated that it is unable or unwilling to provide such Cantor Service or (y) fails to indicate to the eSpeed Party within the prescribed 30-day period that it does wish to provide such Cantor Service with respect to that Marketplace in accordance with paragraph (d) of this Section 7, (iii) with respect to a new Marketplace involving a Product that is not a Financial Product, an Energy Product traded on the Electronic Energy Marketplace or a GHG Emission Reduction Unit traded on the Electronic Emissions Marketplace in accordance with paragraph (c) or paragraph (e) of this Section 7,
          (iv) with respect to an Unrelated Dealer Business in which an eSpeed Party develops and operates a fully electronic Marketplace, (v) with respect to the Electronic Energy Marketplace, or (vi) with respect to the Electronic Emissions Marketplace. No eSpeed Party shall, directly, indirectly or in connection with a third Person, engage in or otherwise provide services for any Gaming Business, or engage in or otherwise provide


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          services for any activities that are not within the definition of
          Gaming Business but would be if so designated by a Cantor Party, as set forth in the definition of Gaming Business herein, without the prior written consent of CFLP.

     4. Section 7(g) of the JSA hereby is amended and replaced in its entirety with the following:

          No Cantor Party shall, directly, indirectly or in connection with a third Person, provide or assist any other Person in providing Electronic Brokerage Services, other than (i) in collaboration with eSpeed pursuant to Section 3 of this Agreement, (ii) with respect to a new Marketplace, after eSpeed (x) has indicated that it is unable to develop and put into operation an Electronic Trading System with respect to that new Marketplace in accordance with paragraph (a) of this Section 7 or (y) has declined to exercise its right of first refusal or is unable to develop and put into operation an Electronic Trading System with respect to that new Marketplace in accordance with paragraph (b) of this Section 7, including, without limitation, the time period specified therein, (iii) with respect to an Unrelated Dealer Business, (iv) with respect to the Electronic Energy Marketplace, (v) with respect to the Electronic Emissions Marketplace or (vi) with respect to a Gaming Business.

     5. Section 7(i) of the JSA hereby is amended and replaced in its entirety with the following:

          The Cantor Parties and the eSpeed Parties shall be entitled to and may enter into strategic alliances, joint ventures, partnerships or similar arrangements with Persons and consummate Business Combinations with Persons (all of the foregoing, collectively, "Alliance Opportunities") on the following basis only. If an Alliance Opportunity (i) relates to a Person that directly or indirectly provides Cantor Services and engages in business operations that do not involve Electronic Brokerage Services, then any Cantor Party shall be entitled to consummate a transaction with respect to such an Alliance Opportunity, (ii) relates to a Person that directly or indirectly provides Electronic Brokerage Services and engages in business operations that do not involve any Cantor Service, then any eSpeed Party shall be entitled to consummate a transaction with respect to such an Alliance Opportunity and (iii) is an Alliance Opportunity with respect to a Person other than those described in clauses (i) and (ii) above, then the Cantor Parties and the eSpeed Parties shall cooperate to jointly pursue and consummate a transaction with respect to such Alliance Opportunity on mutually agreeable terms, provided, however that any Alliance Opportunity with TradeSpark with respect to the Electronic Energy Marketplace shall not be considered an Alliance Opportunity and any such Alliance Opportunity with TradeSpark with respect to the Electronic Energy Marketplace shall be specifically permitted in accordance with the terms and conditions agreed to by any eSpeed Party or any Cantor Party, and any Alliance Opportunity with CO2e with respect to the Electronic Emissions Marketplace shall not be considered an Alliance Opportunity and any such Alliance Opportunity with CO2e with respect to the Electronic Emissions Marketplace shall be specifically permitted in accordance with the terms and conditions agreed to by any eSpeed Party or any Cantor Party. For purposes of this paragraph, a "Business Combination" shall mean, with respect to any Person (other than TradeSpark


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          with respect to the Electronic Energy Marketplace and other than CO2e with respect to the Electronic Emissions Marketplace), a transaction initiated by and/or in which a Cantor Party or an eSpeed Party is the acquiror involving (i) a merger, consolidation, amalgamation or combination, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests (or securities convertible into or exchangeable for or options or warrants to purchase any capital stock or other equity equivalents) of the Person, (iii) any tender offer (including without limitation a self-tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of a significant portion of the assets and properties of the Person (even if less than all or substantially all of such assets or properties), and (v) entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

     6. Notwithstanding anything else contained herein or in the JSA to the contrary, in no event shall eSpeed's or CFLP's direct or indirect relationship with CO2e with respect to the Electronic Emissions Marketplace be deemed to be a violation of the JSA.

     7. Except as expressly set forth herein, the JSA shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment No. 2 to be executed in their respective names by their respective officers thereunto duly authorized, as of the date first written above.

                                       CANTOR FITZGERALD, L.P.,
                                       on behalf of itself and its direct and
                                       indirect, current and future,
                                       subsidiaries, other than eSpeed, Inc.
                                       and its current and future, subsidiaries

                                       By: CF Group Management, Inc.,
                                       its Managing General Partner

                                       By:  /s/ Howard W. Lutnick
                                       Name:  Howard W. Lutnick
                                       Title: President

                                       ESPEED, INC.,
                                       on behalf of itself and its direct and
                                       indirect, current and future,
                                       subsidiaries

                                       By:  /s/ Howard W. Lutnick
                                       Name:  Howard W. Lutnick
                                       Title: Chairman, Chief Executive
                                       Officer and President


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